UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
       Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported): April 28, 2006

                             TRIARC COMPANIES, INC.
                --------------------------------------------------
              (Exact name of registrant as specified in its charter)


      DELAWARE                       1-2207                  38-0471180
      -----------------              --------------          -------------
      (State or Other               (Commission              (I.R.S. Employer
      Jurisdiction of                File Number)            Identification No.)
      Incorporation)

      280 Park Avenue
      New York, NY                                           10017
      -------------------------------------------------------------------------
      (Address of principal executive offices)               (Zip Code)

      Registrant's telephone number, including area code:   (212) 451-3000

                                     N/A
      -------------------------------------------------------------------------
      (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement.


     On April 28, 2006, Triarc Companies, Inc. (the "Company") entered into a letter agreement (the "Agreement") with Francis T. McCarron, the Company's Executive Vice President and Chief Financial Officer. Under the Agreement, in the event Mr. McCarron's employment is terminated by the Company without "cause," or by Mr. McCarron for certain specified reasons (including for "good reason" which includes a "change of control," as such terms are defined in the Agreement), the Agreement provides that Mr. McCarron will be entitled to receive
(a) within ten days of termination, if such termination occurs on or following a change of control, or in twelve substantially equal monthly installments, if such termination occurs prior to a change of control, among other things, an amount equal to the sum of: (i) Mr. McCarron's then current base salary through the date of termination, any bonus amounts payable, accrued vacation pay, and two and one-half times the sum of Company contributions paid or accrued on Mr. McCarron's behalf to any defined contribution retirement plans during the year preceding termination; (ii) two and one-half times Mr. McCarron's then current salary; and (iii) two and one-half times the greater of the highest bonus paid to Mr. McCarron in the two fiscal years preceding the date of termination (the "Look-Back Bonus") or the bonus that Mr. McCarron would have received for the fiscal year in which termination occurred if the Company attained its budgeted financial performance and accomplished other targeted goals (the "Target Bonus"); and (b) in a lump sum at the time Mr. McCarron would have been entitled to receive such bonus (subject to delay if Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), would be applicable to such payment) (i) a pro rata bonus for the fiscal year in which termination occurs and (ii) if the bonus that would have been paid for the fiscal year in which termination occurs exceeds the Look-Back Bonus or Target Bonus, two and one-half times such excess amount. Under the Agreement, in the event that any benefit paid to Mr. McCarron becomes subject to excise tax imposed under Section 4999 of the Code, the Company will indemnify Mr. McCarron for up to $1,000,000 of excise tax so that after payment of up to $1,000,000 of excise tax Mr. McCarron will be in the same after-tax position as if such amount of excise tax had not been imposed. The Agreement also provides that in the event that employment is terminated without "cause" by the Company, or by Mr. McCarron for certain specified reasons (including for "good reason"), all non-vested stock options and other non-vested stock or stock-based awards of the Company or any subsidiary then held by Mr. McCarron will, subject to certain limitations, vest immediately and all of such awards that include an exercisability feature will remain exercisable until the earlier of one year following termination or the award's stated expiration date.

     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)         Exhibits

10.1 Letter Agreement dated April 28, 2006 between Triarc Companies, Inc. and Francis T. McCarron.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     TRIARC COMPANIES, INC.


                                     By:/s/STUART ROSEN
                                        -------------------------------------
                                        Stuart I. Rosen
                                        Senior Vice President and
                                        Associate General Counsel

Dated:   May 2, 2006

                               EXHIBIT INDEX

Exhibit                   Description
-------                   -----------

10.1 Letter Agreement dated April 28, 2006 between Triarc Companies, Inc. and Francis T. McCarron.